UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 16, 2011

AECOM TECHNOLOGY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-33447	61-1088522
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 South Flower Street, Suite 3700

Los Angeles, California  90071

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code  (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01           Other Events.

On August 16, 2011, AECOM Technology Corporation (the “Company”) announced that its Board of Directors authorized a stock repurchase program (the “Repurchase Program”), pursuant to which the Company may purchase up to $200 million of its common stock. Share repurchases under this program may be effected through open market purchases, unsolicited or solicited privately negotiated transactions or other methods, including pursuant to a Rule 10b5-1 plan.

On August 16, 2011, in accordance with the Repurchase Program, the Company entered into an accelerated share repurchase (“ASR”) agreement with Bank of America, N.A. (“Bank of America”). Under the agreement for the ASR (the “ASR Agreement”), the Company will repurchase $100 million of the approved $200 million worth of shares of its common stock from Bank of America.

In connection with the ASR the Company will pay $100 million to Bank of America in exchange for one or more deliveries by Bank of America of the Company’s outstanding common shares. A majority of the shares owed to the Company by Bank of America will be delivered to the Company on August 19, 2011. The specific number of shares that ultimately will be repurchased by the Company under the ASR Agreement will be based up on the volume-weighted average share price of the Company’s common stock during the term of the ASR Agreement, less an agreed discount, subject to collar provisions establishing a maximum and minimum price and other customary conditions under the ASR Agreement. The Company expects all ASR purchases to be completed either during the fourth fiscal quarter of 2011 or the first fiscal quarter of 2012, with the exact date of completion to depend on whether Bank of America exercises one of the acceleration options that it has under the ASR Agreement. At settlement, the Company may be entitled to receive additional shares of common stock from Bank of America or under certain circumstances may be required to issue additional shares or make a payment to Bank of America at the Company’s option.

The Company issued a press release on August 16, 2011 announcing its stock repurchase program.  A copy of that press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)  Exhibits

99.1         Press release issued August 16, 2011 by AECOM Technology Corporation announcing stock repurchase program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

AECOM TECHNOLOGY CORPORATION

Dated: August 16, 2011	By:	/s/ DAVID Y. GAN
David Y. Gan
Vice President, Assistant General Counsel

EXHIBIT INDEX

Exhibit

99.1	Press release issued August 16, 2011 by AECOM Technology Corporation announcing stock repurchase program